As filed with the Securities and Exchange Commission on May 15, 2015

                                                                                                                                    Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CPS TECHNOLOGIES CORP.

(Exact Name of Registrant as Specified in its Charter)

                       Delaware                                                                                                                   04-2832509

             (State or Other Jurisdiction of                                                                                      (IRS. Employer

             Incorporation or Organization)                                                                                  Identification No.)

111 South Worcester Street, Norton, Massachusetts 02766

(Address of Principal Executive Offices)       (Zip Code)

AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Grant C. Bennett

President & Chief Executive Officer

CPS Technologies Corp.

111 South Worcester Street

Norton, Massachusetts 02766

(Name and Address of Agent For Service)

(508) 222-0614

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer           ☐         Accelerated filer                        ☐

Non-accelerated filer             ☐         Smaller reporting company    ☑

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	1,500,000	$2.52	$3,780,000	$439.24

(1)           Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to stock splits, stock dividends or similar transactions.

(2)           The proposed maximum offering price per share and maximum aggregate offering price have been estimated pursuant to Rule 457(c) and (h) solely for the purpose of calculating the registration fee, based upon the closing price of the Common Stock reported on the Nasdaq Capital Market on May 14, 2015.  Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities authorized for issuance under the Plan, as described herein.

EXPLANATORY NOTE

                This Registration Statement on Form S-8 is being filed to register an additional 1,500,000 shares of the common stock, par value $0.01 per share, of CPS Technologies Corp. (the “Registrant”) authorized for issuance under the Registrant’s Amended and Restated 2009 Stock Incentive Plan (the “Plan”).  Following the registration of the additional 1,500,000 shares under this Registration Statement, a total of 3,000,000 shares will be registered under the Plan.

STATEMENT OF INCORPORATION BY REFERENCE

                Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the Registrant’s Registration Statement on Form S-8 (Registration No. 333-163553) as filed on December 8, 2009 relating to the registration of the initial 1,500,000 shares issuable under the Plan.

PART II                                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

                The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement on Form S-8:

1.                   The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 27, 2014;

2.             All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

2.                   The description of the Registrant’s Common Stock ($0.01 par value) contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on January 13, 2015, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to such time as the Registrant files a post-effective amendment to this Registration Statement on Form S-8 which indicates that all securities offered hereby have been sold, or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement on Form S-8 and to be a part hereof from the date of filing of such documents.

Item 8.   Exhibits

                The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.